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                                                                    EXHIBIT 23.4

                CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-XXXXX) and related Prospectus of Affiliated Computer Services, Inc., ACS Capital Trust I and ACS Capital Trust II for the registration of $500,000,000 of Affiliated Computer Services, Inc.'s debt securities, common stock, preferred stock, depositary shares and warrants and, ACS Capital Trust I Capital Securities, ACS Capital Trust II Capital Securities, and Guarantees of Affiliated Computer Services, Inc. with respect to Capital Securities and to the incorporation by reference therein of our report dated July 28, 1997, with respect to the consolidated financial statements of ACS Government Solutions, Inc. (formerly Computer Data Systems, Inc.) included in the Annual Report (Form 10-K) of Affiliated Computer Services, Inc. for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP

                                               Ernst & Young, LLP


Washington, D.C.
November 12, 1999